Exhibit 99.4
 Transaction discussion materials  May 23, 2022  Confidential

INNOVIVA

Who we are

Innoviva is a **25-year-old biopharma company** with a history of successful drug development and commercialization

We receive substantial **long-term royalty cash flows** that we deploy to support companies with innovative healthcare assets in areas with **significant unmet medical need**

Our **team has deep industry expertise** across investing, operations, strategy, finance, corporate governance, R&D / medical and commercial

Innoviva financial highlights



Royalty revenue ($M)
500
400
300
200
100
0
23% CAGR
406
2016
2017
2018
2019
2020
2021



Innoviva share price since 2021
22
20
18
16
14
12
10
1/1/21
2/1/21
3/1/21
4/1/21
5/1/21
6/1/21
7/1/21
8/1/21
9/1/21
10/1/21
11/1/21
12/1/21
1/1/22
2/1/22
3/1/22
4/1/22
5/1/22

Today's speakers



George Bickerstaff
Innoviva Chairperson



Pavel Raifeld
Innoviva CEO

2

Questions you probably have

Why is Innoviva acquiring Entasis?

Infectious disease therapeutics are a core part of our long-term strategy

- We believe anti-infectives innovation is a critical priority for societal health as well an area with significant value creation potential

We are excited about the progress Entasis has made advancing your life-saving assets

- This acquisition allows us to more closely support and accelerate your work with additional resources

Entasis will be the cornerstone of our infectious disease strategy

- Your talent and operating platform will be the building block around which we can invest to create an industry-changing infectious disease company with therapies improving the lives of millions

What does this mean for me?

Keep doing what you're doing

- No changes to day-to-day operations before closing, and little to no disruption afterwards

No changes to compensation or benefits

- No plans to change current agreements on compensation, bonuses, and benefits under Innoviva
- In the money options will be cashed out and restricted stock units will convert to Innoviva shares

More support and resources

- We view this as a long-term partnership and are committed to making the necessary investments to bring Entasis products to the patients who need them the most

You will receive a FAQ document with more specific information on these topics

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 Informal lunches / coffee chats to introduce ourselves and allow for questions and other discussion  Regular updates and communications to keep you in the loop on transaction progress   What’s next?  Integration support as we will work with function leaders to support any necessary process transitions as a result of the change of ownership (e.g., accounting and reporting requirements)  In person 1:1 meetings between Innoviva and Entasis executives and managers to establish relationships, better understand your organization and how to plan for growth  We want to get to know you!Over the coming weeks, we will be visiting Entasis to meet the teams, learn more about you and your organization, and hear your ideas on how we can work together most productively Here are a few of the thing you can expect to see from us:    Ongoing question support and feedback channels throughout this process to identify and address any issues that may arise    4

 5    Appendix

 Innoviva overview    Company highlights    Diversified holding company with a portfolio of royalties and a growing portfolio of innovative healthcare investments and assetsRoyalty portfolio consists of respiratory products that were jointly developed with, and are licensed to, GSK and collectively make up the majority of GSK’s leading respiratory franchise (RELVAR®/ BREO® ELLIPTA®, ANORO® ELLIPTA®, TRELEGY® ELLIPTA®)Strategic healthcare investments – investments in areas with high unmet medical need and significant long-term value creation potential  3  Thoughtful, robust approach to capital deployment with long-term horizon      5  Efficient and flexible platform enabling meaningful, sustainable value generation      4  Strong track record of growth and unrelenting value creation focus      2  Deep and proven healthcare expertise across governance, strategy, R&D, finance, and operations      1  Strongly cashflow-generative, diversified and durable core royalty business        Company description    6

Innoviva has a valuable royalty portfolio comprised of robust, durable revenues stemming from widely used respiratory therapies commercialized by GSK

	Key royalty terms	2021 Global net sales ($B)	2021 Innoviva royalties[1] ($M)	5-year projected royalties[1,2] ($B)
RELVAR®/ BREO® ELLIPTA® Asthma / COPD	15% on first $3B in annual sales; 5% on sales over $3B 100% economics	1.5	234	1.1
ANORO® ELLIPTA® COPD	Tiered 6.5-10.0% 100% economics	0.7	45	0.23
TRELEGY® ELLIPTA® Asthma / COPD	Tiered 6.5-10.0% 15% economics[1]	1.7	127	1.1
Totals		**$3.9B**	**$406M**	**~$2.4B**

1 – Trelegy royalties are assigned to Theravance Respiratory Company LLC, a subsidiary of Innoviva, where Theravance Biopharma holds 85% economic interest; 100% royalty economics shown
2 – Projections per analyst consensus on GSK forecast website accessed March 28, 2022; GBP converted to USD using March 28 exchange rate of $1.31; 2022-2026E royalties shown

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     Relvar / Breo detail: First once-daily inhaled corticosteroid / long-acting beta-agonist for asthma and chronic obstructive pulmonary disease  RELVAR® / BREO®ELLIPTA®  Launched in 2013 as first and only once-daily ICS / LABA in the U.S.Relvar / Breo delivers superior, lasting proactive asthma control, with simple once-daily dosing in an easy-to-use deviceHistorical resilience in a competitive, volatile environment supported by positive demographic trends  Net global sales ($B)  Implied royalties ($M)  (fluticasone furoate 100 mcg and vilanterol 25 mcg inhalation powder)  Indications (US)Long-term, once-daily, maintenance treatment of airflow obstruction and reducing exacerbations in patients with COPDOnce-daily treatment of asthma in patients aged 18 years and older  1  1 – Projections per analyst consensus on GSK forecast website accessed March 28, 2022; GBP converted to USD using March 28 exchange rate of $1.31  100% economics to INVA

Anoro detail: Best-in-class long-acting beta-agonist / long-acting muscarinic antagonist for COPD

ANORO®
ELLIPTA®

(umeclidinium 62.5 mcg and vilanterol 25 mcg inhalation powder)


ANORO
30

Indications (US)

- Long-term, once-daily, maintenance treatment of airflow obstruction and reducing exacerbations in patients with COPD

Net global sales ($B)


US
Ex-US
Consensus[1]
0.8
0.6
0.4
0.2
0.0
0.3
0.4
0.6
0.7
0.7
0.7
0.7
0.7
0.7
0.7
0.7
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

Implied royalties ($M)

100% economics to INVA


50
40
30
20
10
0
18
29
41
43
46
45
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

- Launched in 2014 as first-in-class LABA / LAMA single inhaler product in the U.S.
- ANORO delivers superior lung function improvement vs common initial maintenance therapy options[2]
- Class leader in the U.S. due to clear differentiation
- Long-term prospects supported by positive demographics

1 – Projections per analyst consensus on GSK forecast website accessed March 28, 2022; GBP converted to USD using March 28 exchange rate of $1.31
2 – Superior improvement in lung function has been demonstrated in clinical trials of ANORO vs. Tiotropium (LAMA) and Spiolto (LAMA/LABA)

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Trelegy detail: First 3-in-1 inhaled corticosteroid / long-acting beta-agonist / long-acting muscarinic antagonist for COPD and asthma

TRELEGY®
ELLIPTA®

(fluticasone furoate 100 mcg, umeclidinium 62.5 mcg and vilanterol 25 mcg inhalation powder)


TRELEGY ELLIPTA
30
0000000

Indications (US)

- Long-term, once-daily, maintenance treatment of patients with COPD, including chronic bronchitis and/or emphysema
- Once-daily treatment of asthma in patients aged 18 years and older

Net global sales ($B)


US
Ex-US
Consensus[1]
4.0
3.0
2.0
1.0
0.0
0.0
0.2
0.7
1.0
1.7
2.1
2.5
2.8
3.0
3.2
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

Implied royalties ($M)

15% economics to INVA[3]


300
200
100
0
0
13
43
73
127
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

- Launched in 2017 as first-in-class ICS / LABA / LAMA single inhaler product in the U.S.
- Trelegy demonstrated superior efficacy in clinical trials for COPD vs double combination drug classes[2]
- Strong growth driven by demographic tailwinds, increasing class adoption, and share increase across geographies

1 – Projections per analyst consensus on GSK forecast website accessed March 28, 2022; GBP converted to USD using March 28 exchange rate of $1.31
2 – FULFIL trial vs. Symbicort (ICS/LABA), IMPACT study vs. ICS/LABA and LAMA/LABA
3 – Trelegy royalties are assigned to Theravance Respiratory Company LLC, a subsidiary of Innoviva, where Theravance Biopharma holds 85% economic interest; 100% royalty economics shown

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Innoviva's management and board

Innoviva Team

- **World-class expertise**
- **Unique and complementary skill sets**
- **Strong value creation focus**
- **Proven track record of success**

Relevant experience

Management Team	**Pavel Raifeld, CFA, Chief Executive Officer**	Experienced finance and life sciences professional; formerly with Sarissa Capital, Credit Suisse, McKinsey and BCG
	Marianne Zhen, CPA, Chief Accounting Officer	Experienced finance professional with over 20 years in accounting and strategic operations
Board of Directors	**George Bickerstaff, Chairperson**	Managing Director at M.M. Dillon & Co.; former CFO of Novartis Pharma AG and IMS Health; director at CareDx
	Deborah L. Birx, M.D. *Joined in 2021*	Physician-scientist and healthcare leader; former response coordinator of The White House Coronavirus Task Force
	Mark DiPaolo, Esq.	Senior Partner and General Counsel at Sarissa Capital; former senior member Icahn Capital's investment team (Icahn Capital)
	Jules Haimovitz	Founder, executive, and director of multiple companies in life sciences and entertainment; former director of Ariad Pharma
	Odysseas Kostas, M.D.	Senior Managing Director at Sarissa Capital; former life sciences analyst at Evercore ISI and practicing physician
	Sarah J. Schlesinger, M.D.	Professor at Rockefeller University with governance and clinical / medical expertise; former director of The Medicines Company and Ariad Pharma

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Important Information about the Tender Offer   The tender offer described in this document (the “Offer”) has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Entasis Therapeutics Holdings Inc. (“Entasis”) or any other securities. At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Innoviva, Inc. (“Innoviva”) and Innoviva Merger Sub, Inc., a wholly owned subsidiary of Innoviva, with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Entasis with the SEC. The offer to purchase shares of Entasis common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/ RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Additional copies may be obtained at no charge by contacting Innoviva at 1350 Old Bayshore Highway Suite 400, Burlingame, CA 94010 or (650) 238-9600 or by contacting Entasis at 35 Gatehouse Drive, Waltham, MA 02451 or (781) 810-0120. In addition, Innoviva and Entasis file annual, quarterly and current reports and other information with the SEC, which are also available to the public at the SEC’s website at www.sec.gov.  12

 Cautionary Statement Regarding Forward-Looking Statements  This document includes statements that are not statements of historical fact, or “forward-looking statements,” including with respect to Innoviva’s proposed acquisition of Entasis. Such forward-looking statements include, but are not limited to, the ability of Innoviva and Entasis to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Innoviva’s and Entasis’ beliefs and expectations and statements about the benefits sought to be achieved in Innoviva’s proposed acquisition of Entasis, the potential effects of the acquisition on both Innoviva and Entasis, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Entasis’ product candidates. Many of these risks and uncertainties are beyond Entasis’ control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, or with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.Risks and uncertainties include, but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Entasis’ stockholders unaffiliated with Innoviva will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated by the merger agreement may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement and the impact of the announcement and pendency of the transactions on Entasis’ business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability, and diversion of management time and attention from managing Entasis’ affairs; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Innoviva’s and Entasis’ patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.Innoviva and Entasis undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Innoviva’s and Entasis’ 2021 Annual Reports on Form 10-K and Innoviva’s and Entasis’ other filings with the Securities and Exchange Commission (“SEC”) available on the SEC’s website at www.sec.gov.  13